WELCOME 2007 Annual Meeting of Shareholders
Bob Welding President and Chief Executive Officer April 24, 2007

Safe Harbor
This presentation contains various forward-looking statements as of the date hereof and the Company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company’s control, include the cyclical nature of the company’s industrial and municipal markets, technological advances by competitors, the Company’s ability to improve its operating performance, risks associated with the execution of planned plant closures, increased warranty and product liability expenses, risks associated with supplier and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment.
April 24, 2007

2006 Highlights
· Revenues up 8%
· Orders up 12%
· Operating income up 10% • $9 million of EV improvement
· Sale of Cutting Tools
· Acquisition of Codespear
· Initiated Federal Signal market re-positioning
Federal Signal positioned for sustained revenue and economic growth

Revenue Growth
$1,400
$1,200 $ thousands $1,000 Continuing Operations $800
$600 $40
0 $200 $0
1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006
7.5% CAGR 1986-2006

Sales and Earnings 2003 2004 2005 2006
Sales $1,023 $1,024 $1,119 $1,212
EPS (continuing operations) .72 .13 .91 .72

Cash Flow from Operations $ 69.9 46.2 49.0 25.0 15.9 56.3 W/C + other 35.1 17.9
D & A
37.3 18.2 22.7
16.2 Net Inc. -7 -2.3 -4.6 -15.6 2003 2004 2005 2006
(in $ millions)

Economic Value Performance
$ in millions
8.3
-0.2
-11.6 -16.6 -21.0
-66.0
2001 2002 2003 2004 2005 2006

Strategies for Growth

Enabling Strategies

2007 Priorities Continue expansion in China
Launch initial operations in Eastern Europe
Expand comprehensive security solution offerings
One or two technology acquisitions
Recover share in fire apparatus N.A. market
Expand capacity at Vactor/Guzzler and Bronto

Outlook 2007 2015
Revenue $1.3 B + $3.0 B Operating Margin 6-7% 10% ROIC 9% + 15% Strong Balance Sheet v v Commensurate Share Price v v

Vision
Federal Signal ...the leader in advancing security and well-being for communities and workplaces around the world .